                                  EXHIBIT 99.4

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                               "JumboSports Inc."

                                      AND

                   Sports & Recreation Reincorporation, Inc.


It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

     (i) JumboSports Inc. (the "Corporation") (formerly known as Sports & Recreation, Inc. but which has adopted the new name pursuant to another merger of even date herewith with a wholly owned Delaware subsidiary known as Sports & Recreation Macro Sports, Inc.), which is incorporated under the laws of the State of Delaware; and

     (ii) Sports & Recreation Reincorporation, Inc. ("FLORIDA"), which is a wholly owned subsidiary of the Corporation which is incorporated under the laws of the State of Florida.

     2. A Plan and Agreement of Merger, as amended, has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 253 of the General Corporation Law of the State of Delaware, to wit, including the approval of the shareholders of the Corporation as the non surviving parent obtained at the annual shareholders' meeting of the Corporation on June 12, 1996, and by FLORIDA in accordance with the laws of the State of Florida. A Copy of the resolutions of the Board of Directors of the Corporation which were approved on December 18, 1996, when the name of the Corporation was still Sports & Recreation, Inc., which approves such merger and the Plan and Agreement of Merger, as amended, is attached hereto as Exhibit A and incorporated by reference herein.

     3. FLORIDA will be the surviving corporation in the merger herein certified and will continue its existence as said surviving corporation under the name JumboSports Inc. upon the effective date of said merger pursuant to the provisions of the laws of the State of Florida.

     4. The certificate of incorporation of FLORIDA is to be amended and changed by reason of the merger herein certified by striking out Article I thereof, relating to the name, and by substituting in lieu thereof the following Article
I:

               The name of the corporation is JumboSports Inc.

     5. The executed Plan and Agreement of Merger, as amended, between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

               4701 West Hillsborough Avenue
               Tampa, Florida  33614

     6. A copy of the aforesaid Plan and Agreement of Merger, as amended, will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The aforesaid surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Corporation, as well as for enforcement of any


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obligation  of  said  surviving  corporation  arising  from  the  merger  herein certified including any suit or other proceeding to enforce the right, if any, of any stockholder of the Corporation as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of
Delaware:

                    JumboSports Inc.
                    4701 W. Hillsborough Avenue
                    Tampa, FL  33614

     8. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and the filing of Articles of Merger with the Secretary of State of the State of Florida.


     IN WITNESS WHEREOF, the undersigned have caused this Certificate of Ownership and Merger to be executed effective the 14th day of February, 1997.

                    JumboSports Inc.

                    By: /s/   STEPHEN BEBIS
                       ---------------------------------
                    Name:     Stephen Bebis
                    Title:    Chairman, CEO and President

                    Sports & Recreation Reincorporation, Inc.

                    By: /s/   STEPHEN BEBIS
                       ---------------------------------
                    Name:     Stephen Bebis
                   Title:     Chairman, CEO and President





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